UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2013

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of The Spectranetics Corporation (the “Company”) was held on May 29, 2013. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal 1. To elect three Class I directors to the Board of Directors to serve a three-year term until the 2016 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified:

	For	Withheld	Broker Non-Votes
Scott Drake	25,527,444	196,135	6,103,479
William Jennings	25,559,009	164,570	6,103,479
Dr. Joseph Ruggio	25,017,723	705,856	6,103,479

Anne Melissa Dowling, R. John Fletcher, B. Kristine Johnson, Daniel A. Pelak, and Maria Sainz continued their terms of office as directors after the meeting.

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
25,558,541	143,880	21,158	6,103,479

Proposal 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
31,746,055	37,635	43,368	—

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	May 31, 2013	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, Deputy General Counsel & Secretary

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